UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2011

INSULCRETE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	033-27508-LA	33-0338441
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

706 Orchid Drive, Unit D, Bakersfield, California 93308
(Address of Principal Executive Office)

Registrant's telephone number including area code: (661) 392-7982

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

(1)     On October 12, 2011, the Registrant was advised and notified that the Registrant's independent accountants had not reviewed the Registrant's financial statements for the three months ending March 31, 2009 and which were included in the Registrant's First Quarter 2009 Form 10-Q that was filed with the Commission.

(2)     As a result of the foregoing, the following financial statements of the Registrant and contained in the First Quarter 2009 Form 10-Q should no longer be relied upon: (i) the balance sheet as of March 31, 2009; (ii) the Statement of Operations for the three months ending March 31, 2009; (iii) the Statement of Cash Flows for the three months ending March 31, 2009; (iv) the Schedule of Net Operating Losses; and (v) Note 6 - Income Taxes.

(3)     The Registrant's First Quarter 2009 Form 10-Q for the three months ending March 31, 2009, although filed with the Commission previously, was prepared and filed without review by the Registrant's independent accountants. As a result, certain transactions were unintentionally and inadvertently omitted from the Registrant's financial statements which materially affect the financial statements.

(4)     Subsequently, the Registrant's independent accountants notified the Registrant's Chief Operating Officer of the omission at which time the Registrant determined that it would notify the Commission of the omission and would amend the financial statements and re-submit the First Quarter 2009 Form 10-Q for the three months ending March 31, 2009.

The Registrant has provided a copy of this Form 8-K to its independent accountants for their review and this Form 8-K has been reviewed and approved by the Registrant's Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSULCRETE, INC.

Date: October 24, 2012	By: /s/ Lisa Norman Lisa Norman President